UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-97187	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4743 - 350 S. E. Marine Drive,
VANCOUVER, B.C., CANADA	V5X 2S5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 689-4407

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 10, 2010, Sterling Group Ventures, Inc. ("Sterling") signed a letter of intent (the "LOI") with Shimen County Merchants Bureau, Hunan Province, China regarding the development of Shimen Phosphate Mine.

Under the terms of the LOI, Sterling will conduct due diligence on the Shujiatai phosphate property in Shimen County (the "Property") within one and half years and update if required any Chinese study reports for building mining, processing and chemical plant. After due diligence is completed, Sterling shall set up a joint venture in Shimen County for developing the Property.

The Property, a sedimentary phosphate type deposit, hosts 36 million tonnes of ore with a grade of approximately 17.5% P2O5 according to the Design and Research Institute of Hubei Jingxiang Phosphate Chemicals Industry Co. Ltd.

Section 9 – Financial Statements and Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/ Raoul Tsakok
Raoul Tsakok
Chairman & CEO

November 15, 2010